UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 19, 2009 (November 18, 2009)

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:	Results of Operations and Financial Condition.

On November 19, 2009, Sycamore Networks, Inc. (the “Registrant”) reported its financial results for the first quarter of fiscal 2010 ended October 24, 2009.

The Registrant provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (“GAAP”). These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The reconciliation between the GAAP basis and the non-GAAP basis financial data is provided in a table immediately following the Unaudited Consolidated Statements of Operations included with Exhibit 99.1. The Registrant believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Registrant’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Registrant does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving equity grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Registrant’s current financial performance and its prospects for the future. Specifically, the Registrant believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Registrant believes are not indicative of the Registrant’s core operating results. In addition, since the Registrant has historically reported non-GAAP results to the investment community, the Registrant believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing. The information in this report, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01:	Other Events.

On November 18, 2009, the Board of Directors of the Registrant approved a cash distribution of $1.00 per share of common stock, par value $0.001 (the “Common Stock”), and a one-for-ten reverse stock split and corresponding amendment to the Amended and Restated Certificate of Incorporation of the Registrant. Each stockholder of record on November 30, 2009 will be entitled to receive $1.00 in cash for every share of Common Stock held by such stockholder and, in accordance with the reverse stock split, one share of Common Stock for every ten shares of Common Stock held by such stockholder, other than fractional shares. Fractional shares will be aggregated and sold by the Registrant’s transfer and exchange agent, Computershare Trust Company, N.A., 250 Royall Street, Canton MA 02021 (“Computershare”), and the proceeds will be delivered pro rata to those stockholders.

The cash distribution will be paid on December 15, 2009. The reverse stock split, including the amendment of the Amended and Restated Certificate of Incorporation of the Registrant to reduce the number of authorized shares of Common Stock by a factor of ten, will be effective after the close of business on December 21, 2009. Stockholders will receive further instructions from Computershare on or about December 21, 2009 with instructions for exchanging their current stock certificates. For a further discussion of the reverse stock split, stockholders should refer to the Registrant’s Definitive Notice and Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 24, 2008 with respect to the Registrant’s 2008 Annual Meeting at which the Registrant’s stockholders approved a proposal authorizing the Board of Directors of the Registrant, in its discretion, to implement a reverse stock split at any time prior to the Registrant’s 2009 Annual Meeting.

As a result of the decision to implement the one-for-ten reverse stock split, the Registrant will not include a similar proposal requesting authorization for the Board of Directors to effect a reverse stock split at anytime prior to the 2010 Annual Meeting in its Definitive Notice and Proxy Statement on Schedule 14A to be filed in connection with its 2009 Annual Meeting of Stockholders.

A copy of the press release issued by the Registrant with respect to the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01:	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of the Registrant, dated November 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/S/ PAUL F. BRAUNEIS
Paul F. Brauneis
Chief Financial Officer
Vice President, Finance and Administration and Treasurer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

Dated: November 19, 2009